EXHIBIT 23.1

                          CONSENT OF CROSS AND ROBINSON

         As independent auditors, we hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-8 of etravelserve.com, Inc. relating to eTravelserve.com, Inc.'s Year 2000 Stock
Award and Option Plan, as amended, of our report dated September 10, 1999 appearing in and incorporated by reference in the Annual Report on Form10-K of Revenge Marine, Inc. for the year ended June 30, 1999 and to all references to our Firm included in this Amendment No. 2 to Registration Statement on Form S-8.

CROSS AND ROBINSON

/s/ Cross and Robinson

September 1, 2000

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